EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
YEAR ENDED DECEMBER 31, 2000



Subsidiary of BNP Residential Properties, Inc.:

     Subsidiary name:             BNP Residential Properties Limited Partnership
     State of organization:       Delaware
     Business name:               BNP Residential Properties Limited Partnership

Subsidiaries of BNP Residential Properties Limited Partnership:

     Subsidiary name:                     BNP Realty, LLC
     State of organization:               North Carolina
     Business name:                       BNP Realty, LLC

     Subsidiary name:                     BNP/Chrysson Phase I, LLC
     State of organization:               North Carolina
     Business name:                       BNP/Chrysson Phase I, LLC

     Subsidiary name:                     BNP Chason Ridge, LLC
     State of organization:               North Carolina
     Business name:                       BNP Chason Ridge, LLC

Subsidiary of BNP Realty, LLC:

     Subsidiary name:                     BNP Management, Inc.
     State of organization:               North Carolina
     Business name:                       BNP Management, Inc.





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